                                                                     Exhibit 2.2




                   AGREEMENT FOR OPTION TO PURCHASE SHARES

                                   made on

                        this 29th day of November, 1999

                                by and between


(1)  MR. RAJESH JAIN and Others

(2)  SATYAM INFOWAY LIMITED;

(3)  MR. RAJESH JAIN and Others; and

(4)  INDIAWORLD COMMUNICATIONS PRIVATE LIMITED



------------------------------DAVE & GIRISH & CO.------------------------------
                                  Advocates
                         1ST Floor, Sethna Building,
                          55, Maharshi Karve Road,
                                Marine Lines,
                              Mumbai -400 002.

                                     INDEX
                                     -----

  Serial No.         Clause Number                   Particulars                    Page Nos.
--------------------------------------------------------------------------------------------------
      1.         Clause 1                Definitions and  Interpretations             5 - 8
--------------------------------------------------------------------------------------------------
      2.         Clause 2                Agreement between the parties                9 - 10
--------------------------------------------------------------------------------------------------
      3.         Clause 3                Conditions Precedent                        10 - 12
--------------------------------------------------------------------------------------------------
      4.         Clause 4                Payment of  Earnest Deposit and                13
                                         Purchase Price
--------------------------------------------------------------------------------------------------
      5.         Clause 5                Completion                                  13 - 15
--------------------------------------------------------------------------------------------------
      6.         Clause 6                Warranties                                     15
--------------------------------------------------------------------------------------------------
      7.         Clause 7                Covenants by the Parties                    15 - 17
--------------------------------------------------------------------------------------------------
      8.         Clause 8                Exclusivity and Non competitions               17
--------------------------------------------------------------------------------------------------
      9.         Clause 9                Term and Termination                        17 - 18
--------------------------------------------------------------------------------------------------
      10.        Clause 10               Assignment                                     18
--------------------------------------------------------------------------------------------------
      11.        Clause 11               Costs and Expenses                             18
--------------------------------------------------------------------------------------------------
      12.        Clause 12               General                                     18 - 20
--------------------------------------------------------------------------------------------------
      13.        Clause 13               Conciliation and Arbitration and            20 - 21
                                         Claim under Warranty
--------------------------------------------------------------------------------------------------
      14.        Clause 14               Service of Notice                           21 - 22
--------------------------------------------------------------------------------------------------

                               LIST OF SCHEDULES
                               -----------------

    Schedule Number                                   Particulars
----------------------------------------------------------------------------------------------
     Schedule 1               List of Members and their Shareholding
----------------------------------------------------------------------------------------------
     Schedule 2               List of Directors
----------------------------------------------------------------------------------------------
     Schedule 3               Websites and domains owned by the Company
----------------------------------------------------------------------------------------------
     Schedule 4               Escrow Agent Letter
----------------------------------------------------------------------------------------------
     Schedule 5               Warranties
----------------------------------------------------------------------------------------------
     Schedule 6               Resolution passed by Board of Directors of the Purchaser
----------------------------------------------------------------------------------------------
     Schedule 7               Resolution passed by Board of Directors of the Company
----------------------------------------------------------------------------------------------
     Schedule 8               Resolution passed by Board of Directors of C. M. Jain Impex  &
                              Investments Private Limited
----------------------------------------------------------------------------------------------

                               LIST  OF ANNEXURES
                               ------------------

        Annexure No.                                          Particulars
---------------------------------------------------------------------------------------------------------
         Annexure A                         Audited Annual Account  as at 31st March, 1999
---------------------------------------------------------------------------------------------------------
         Annexure B                         Provisional Accounts as at 19th November, 1999
---------------------------------------------------------------------------------------------------------

                    AGREEMENT FOR OPTION TO PURCHASE SHARES
                    ---------------------------------------

THIS Agreement is made at Mumbai, on this ____ day of November, 1999 by and between

(1) MR. RAJESH JAIN son of MR. CHANDANMAL JAIN residing at C-51 Siddhartha Building, 21 Nepean Sea Road, Mumbai - 400 036 and;

(2) MS. BHAVANA R JAIN wife of MR. RAJESH JAIN residing at C-51 Siddhartha Building, 21 Nepean Sea Road, Mumbai - 400 036;and

(3) C. M. JAIN IMPEX AND INVESTMENTS PRIVATE LIMITED a private company incorporated under the Companies Act, 1956 and having its registered office at 304, Tulsiani Chambers, 212, Nariman Point, Mumbai - 400 021.

who are shareholders of IndiaWorld Communications Private Limited described hereinafter, and whose names and details of shareholding in the company are given in Schedule 1 hereto (all of whom are hereinafter collectively referred to as the "Vendors" and individually referred to as a "Vendor") of the First Part;

(4) SATYAM INFOWAY LIMITED, a public company within the meaning of the Companies Act, 1956 (1 of 1956) having its registered office at II Floor, 1-8-303/36, Mayfair Centre, S.P Road, Secunderabad 500 003 (hereinafter referred to as the "Purchaser") of the Second Part,

(5)  (i)   MR. RAJESH JAIN, son of MR. CHANDANMAL JAIN residing  as aforesaid
(hereinafter referred to as "Mr.RJ") (ii) Mr.CHANDANMAL JAIN son of Mr.CHUNILAL JAIN residing as aforesaid and (iii) Ms. PUSHPA C.JAIN wife of Mr.CHANDANMAL JAIN (All of whom are directors of Indiaworld Communication Private Limited and are hereinafter collectively referred to as the "Existing Directors " and individually referred to as the "Existing Director") of the Third Part; and

(6) INDIAWORLD COMMUNICATIONS PRIVATE LIMITED, a private company within the meaning of the Companies Act, 1956 (1 of 1956) and having its registered office at 304 Tulsiani Chambers, 212 Nariman Point, Mumbai - 400 021, India (hereinafter referred to as the "Company") of the Fourth Part;

WHEREAS
-------

(A) The Vendors have promoted and formed the Company for carrying on the business of consultants of software systems, communications and information systems.

(B) The Company has established an Internet portal as www.indiaworld.co.in, and all of which are registered URLs in the name of "IndiaWorld Communications Private Limited" and Domains, particulars of all of which are set out in
Schedule 2 hereto and also has the right to use Softwares in connection with or related to the above Portal and Domain web sites.

(C) The Company's Authorised, Subscribed and Paid-up Share Capital as at the date of this Agreement is as under:

     (i) Authorised Capital of Rs.5,00,00,000/- divided into 50,00,000 Equity Shares of Rs. 10/- each;

     (ii) Subscribed and Paid up Capital of Rs. 20,00,000/- divided into 2,00,000 Equity Shares of Rs. 10/- each;

(D) The entire paid up Capital consisting of 2,00,000 Equity Shares is held as of the date of this Agreement only by the Vendors and other persons as more particularly mentioned in Schedule 1 hereto and there is no other person who has any right, title or interest in that Paid up share capital

(E) The persons whose names are mentioned in Schedule 3 are acting in their capacity as the Existing Directors of the Company and are in charge of the ultimate management of the affairs of the Company.

(F) Subject to the general superintendence, direction and control of the aforesaid Existing Directors, Mr.RJ as the Managing Director of the Company is in charge of day-to-day management of the affairs of the Company.

(G) The Purchaser, being desirous of acquiring an option to acquire from the Vendors 151,000 equity shares of Rs. 10 each in the capital of the Company, and the Vendors are willing to grant the same upon the terms, and subject to the conditions hereinafter mentioned.

IN THE PREMISES AFORESAID AND FOR THE CONSIDERATIONS MENTIONED HEREINAFTER IT IS HEREBY AGREED BETWEEN THE PARTIES HERETO AS UNDER:-

1.   Definitions & Interpretation
     ----------------------------
For the purposes of this Agreement:

"Act" means the Companies Act, 1956 (1 of 1956) and includes any further amendment or reenactment thereof.

"Agreement" means this Agreement.

"Agreement Date" means the date of this Agreement.

"Accounting Date" means 31st day of March 1999.

"Accountants" means a firm of Chartered Accountants appointed by the Purchaser for financial appraisal of the Company upto the Agreement Date.

"Audited Annual Accounts" means the Balance sheet and the Profit and Loss account for the financial period ending as on the Accounting Date including notes to the accounts and other statements forming part thereof copies of which are hereto annexed as Annexure A.

"Balance Sheet Date" means the Accounting Date.

"Base Date" means the 19th day of November, 1999.

"Business Day" means any day (other than Saturday and Sunday) on which banks are open for business in Mumbai, India.

"Board" means the board of directors of the Company.

"Business Hours" means 10am - 6pm on any Business Day.

"Chief Promoter" means Mr.Rajesh Jain.

"Completion" means all the following shall have taken place (i) the Vendors shall have received the Earnest Deposit; (ii) the Purchaser shall have acquired 1,51,000 shares pursuant to the exercise of the Option; (iii) 1,51,000 Shares shall have been registered in the name of the Purchaser; and (iv) the Purchaser shall have paid to the Vendors and the Vendors shall have received the Purchase Price for sale of 1,51,000 Shares to the Purchaser.

"Completion Date" means 12.00 midnight of 30th day of June, 2000 or such other date as may be mutually agreed, in accordance with the Option Period set out hereinafter..

"Director" means a director, for the time being, of the Company.

"Earnest Deposit" means a non-refundable amount to be paid by the Purchaser to the Vendors in consideration of the Vendors granting the Option to the Purchaser to purchase the Shares at an aggregate price of Rs. 325.43 crores

"Escrow Agent" means Standard Chartered Bank.

"Escrow Agent Letter" means a letter in form and substance set out in Schedule 4 hereto.

"Financial Statements" means the Annual Accounts and Provisional Accounts referred to collectively.

"Option" means an option granted to the Purchaser to purchase the 1,51,000
Shares.

"Option Period" the period commencing from the 1st day of April 2000 and ending on the 30th day of June 2000 or ending on such other later date as provided hereinafter in Clause 4.3 or such other date as may be mutually agreed.

"Person" means an individual, company, corporation, government or governmental subdivision or agency, business, estate, trust, partnership, or association, two or more of any of the foregoing having a joint or common interest, or any other legal or commercial entity or undertaking; and `Persons' shall be construed accordingly.

"Provisional Accounts" means collectively the Provisional Balance Sheet as at the Base Date and the Provisional Profit and Loss Account including other Schedules forming a part thereof for period from the 1st day of April, 1999 and ending on the Base Date. Copies of which are hereto annexed as Annexure B

"Provisional Balance Sheet" means the unaudited provisional balance sheet of the Company as at the Base Date.

"Provisional Profit and Loss Accounts" means the unaudited provisional profit and loss accounts for the period from 1st April 1999 and ending on the Base Date.

"Purchase Price" means the purchase price to be paid by the Purchaser in the amount set out in Clause 4.

"Purchaser's Nominee" means a director appointed by the Purchaser

"Purchaser Representative" means an individual recommended by Purchaser to be appointed by the Company as Chief Operating Officer of the Company.

"Purchaser's Secondees" means one or more senior executive including Chief Operating Officer of the Company appointed by the Purchaser.

"Requisite Consents" means corporate, statutory and other approvals

"Rupees" shall mean and refer to Indian Rupees only.

"Share" means an equity share of Rs. 10 each, fully paid up and "Shares" mean 1,51,000 equity shares in the equity share capital of the Company, held by the Vendors.

"Share Certificate" means a certificate in respect of a Share.

"Transfer Deed" means an instrument of transfer of Shares prescribed under
Section 108 of the Act.

"Warranties" means the warranties set forth in Schedule 5;

Any reference to a statutory provision shall be construed as including reference to:
     (a) any statutory modification, consolidation or re-enactment (whether before or after the date of this Agreement) for the time being in force;

     (b) all statutory instruments or orders made pursuant to a statutory provision;

     (c) any statutory provision which is a consolidation, re-enactment or modification pertaining to the original enactment;

Unless otherwise stated, a reference to a Clause, Schedule or Annexure is a reference to a Clause or a Schedule or an Annexure to this Agreement.

The Schedules and Annexures to this Agreement constitute an integral part hereof.

The Headings in this Agreement are for convenience only and shall not constrain or affect its construction or interpretation in any way whatsoever.

References to days or dates (including without limitation the Completion Date) which do not fall on a Business Day, shall be construed as references to the day or date falling on the immediately subsequent Business Day.

Wherever in this Agreement a period of time is referred to, the day on which that period commences shall be the day on which the event occurs which causes the period to start running.

As used in this Agreement, the term `to the best of the knowledge, information and belief' when used in relation to the Vendors shall mean (a) within the actual knowledge, information and belief of any director, officer, employees, agent or representative of the Vendors or of the Company, and (b) within the knowledge, information and belief that any of the same would have gained after making due and careful enquiry into the matter in question.

Where the context so admits, any reference to the singular includes the plural, and any reference to the plural includes the singular, and any reference to a gender includes other gender or genders.

Any reference to a `Party' means the Vendors, the Purchaser, Existing Directors or the Company, as the context may require, and references to the `Parties' shall be construed accordingly.

2.   Agreement between the Parties
     -----------------------------

2.1 In consideration of the Purchaser making payment of the non refundable Earnest Deposit of the aggregate amount of Rs 51,31,00,000/- (Rupees Fifty One Crores Thirty One Lacs only) to the Vendors as indicated against their names respectively in Schedule 1 hereto on or before the date hereof the receipt whereof the Vendors doth hereby admit and acknowledge the Vendors hereby grants to the Purchaser the Option to purchase from the Vendors, and agree to sell to the Purchaser 1,51,000 Shares against payment of Rs.325,43,00,000/- (Rupees Three hundred twenty five crores forty three lacs only) in the aggregate upon exercise of the Option by the Purchaser and the Existing Directors agree to register transfer of the same upon the terms and conditions hereinafter set out, upon the Purchaser purchasing the same on or before the Completion Date.

2.2 In consideration of the payment of the Earnest Deposit by the Purchaser to the Vendors subject to the terms and conditions hereof, the Vendors shall, upon exercise of the Option by the Purchaser, (as legal and beneficial owners), to sell to the Purchaser and the Purchaser shall purchase from the Vendors 1,51,000 Shares, free from all claims, liens, charges, encumbrances and equities together with all rights attached or accruing thereto (including without limitation accrued dividends, if any) upon the terms and subject to the conditions set out in this Agreement.

2.3 In further consideration of the payment by the Purchaser of the Earnest Deposit as aforesaid the Existing Directors agree to entrust the power and authority to look after management of day to day operations of the Company to a person nominated by the Purchaser as the Chief Operating Officer who shall cease to hold such office if the Completion does not take place on the Completion Date. The Existing Directors agree to resign as the Directors of the Company on Completion, in the event of the Purchaser purchasing 1,51,000 Shares on or before the Completion Date.

2.4 It has been specifically agreed by and between the Parties hereto that the agreement for purchase of 1,51,000 Shares by the Purchaser from the Vendors and the agreement of the Vendors to sell the same to the Purchaser is on the Completion Date and the Parties have agreed to deliver the Share Certificates, Transfer Deeds and Demand Drafts for payment thereof by the respective Parties to the Escrow Agent, and in consideration of the Purchaser making payment of the Earnest Deposit on or before the Agreement Date this Agreement has become effective between Parties from the

Agreement Date. The Completion shall include without prejudice to the particulars set out in Clause 5 hereinafter, payment of the Purchase Price by the Purchaser to the Vendors, sale and transfer of the Shares by the Vendors to the Purchaser, registration of the same by the Company in the name of the Purchaser more particularly set out hereinafter, subject to the Purchaser exercising the Option to purchase 1,51,000 Shares. The Escrow Agent shall not deliver any of the Share Certificate or any Transfer Deeds to the Purchaser except as otherwise specifically provided in this Agreement.

2.5 Each of the Vendors, the Purchaser, the Existing Directors and the Company agrees to take all steps and to do all acts, deeds and things for discharging its obligations for ensuring that the Completion shall take place on or before the Completion Date.

2.6 In order to ensure that the Shares, the subject matter of this Agreement, are duly acquired, transferred and registered in the name of the Purchaser, the Directors shall cause the Company to approve registration of the Shares in the name of the Purchaser at a meeting of the Board duly convened with requisite quorum on or before the Completion Date.

2.7 The Vendors and the Existing Directors shall at the costs of the Company provide and request the Company's auditors and cause the employees to provide support and assistance upto 31st March, 2001 to the Company or as may be reasonably requested by the Purchaser for the management of the Company and conduct of its affairs including the business development and growth which the Purchaser desires to make.


3.   Conditions Precedent
     --------------------

3.1 The Completion shall not take place before the commencement of the Option Period.

3.2 The Purchaser, even after paying the Earnest Deposit shall not be entitled to purchase the Shares unless the Purchaser shall have:

     (a) deposited with the Escrow Agent on or before the Completion Date the three demand drafts for payment of the Purchase Price to the Vendors in the amounts and in the names of the Vendors as indicated in
          Schedule 1,

     (b)  paid the stamp duty on the Transfer Deeds,

     (c) furnished to the Chief Promoter as of the Agreement Date a copy certified by the Chief Financial Officer of the Purchaser as true copy of the original of the resolution in the form given in Schedule 6 passed at the meeting of the board of directors of the Purchaser authorising its official/s / representative/s named therein to sign, execute, stamp and deliver this Agreement and the Transfer Deeds and thereby to bind itself to perform its obligations as set out herein; and


3.3 The Vendors shall not be entitled to receive from the Escrow Agent the amounts deposited by the Purchaser and the documents referred to in Clause 3.2 above unless

     I  the Vendors shall have delivered the following :

     (a) To the Purchaser a copy certified by the Chief Promoter as true copy of a resolution in the form given in Schedule 7 passed at a meeting of the Board authorising its official(s)/representative(s) named therein to sign, execute and deliver this Agreement and thereby to bind itself to perform its obligations as set out herein;

     (b) To the Purchaser a copy certified by the Chief Promoter as true copy of a resolution in the form given in Schedule 8 passed at a meeting of C.M. Jain Impex & Investments Private Limited authorising its official(s) named therein to sign, execute and deliver this Agreement and thereby to bind itself to perform its obligations as set out therein.

     (c) Delivered to the Escrow Agent all original Share Certificates in respect of 1,51,000 Shares and the relevant Transfer Deeds duly executed by or on behalf of each of the Vendors are to deliver the same to the Purchaser for registration by the Company.

     (d) Handed over to the Purchaser a letter of resignation as of the Agreement Date by the Purchaser's nominee and the Purchaser's Secondees resigning thereunder as Director of the Company with effect from the Completion Date in the event of the Completion not taking place on the Completion Date for any reason whatsoever.

     (e) To the Purchaser a power of attorney each from the Vendors authorising the Purchaser to renew and/or replace any transfer deeds the validity of which shall have expired and sign execute and deliver to itself replaced transfer deed on behalf of the Vendor who is the executant of such transfer deed the validity of which shall have expired.

     (f) To the Purchaser resignation letters of each of the Existing Directors resigning as a Director of the Company with effect from the Completion Date in the event of the Completion taking place on the Completion Date.

     And

     II the Vendors duly complete or arrange to complete the matters specified in Clause 3.3 I so as to ensure of the transfer of Shares in the names of the Purchaser in the Register of Members of the Company so as to enable the Escrow Agent to deliver the duly registered Shares to the Purchaser.

3.4  After receiving  the intimation from the Parties the Company shall

     (a)  register the Power of Attorney referred to in Clause 3.3 I (d).

     (b) address and deliver a letter in form and substance satisfactory to the Purchaser stating, inter alia, that the Company has verified each of the Share Certificates in respect of 1,51,000 shares and the relative Transfer Deeds and that Transfer Deeds have been duly and properly executed by or on behalf of the Vendors and that no lien has been noted and or recorded by the Company in respect of any of the 1,51,000 shares; and.

     (c) Furnish to the Parties a copy certified as true copy by the Chief Promoter and Chairman of the Company of a resolution passed at a meeting of the Board appointing an individual nominated by the Purchaser as Director of the Company with effect from the Agreement Date.

3.5 Upon the Completion of the above conditions on its part to be fulfilled the Purchaser shall be entitled to require the Escrow Agent to deliver the Share Certificates in respect of 151,000 shares and cause Transfer Deeds to be validated or cause the Escrow Agent to execute new Transfer Deeds in replacement of the old for sale and transfer of 151,000 shares to the Purchaser as and when so requested by the Purchaser.

4.   Payment of Earnest  Deposit and Purchase Price.
     -----------------------------------------------

4.1 The Purchaser has paid to the Vendors non-refundable Earnest Deposit amounting to Rs.51,31,00,000.00 (Rupees Fifty one crores thirty one lacs only) on or before the Date hereof and receipt whereof is hereby admitted and acknowledged by the Vendor.

4.2 The Purchaser shall make payment to the Escrow Agent after the commencement of the Option Period but before the Completion Date of the aggregate amounts of Rs. 3,25,43,00,000.00 (Rupees three hundred twenty five crores forty three lacs only) by 3 demand drafts in the amount and drawn in favour of three of the Vendors for purchase of the Shares as mentioned in Schedule 1.

4.3 In the event of the Purchaser failing to purchase 151,000 Shares before the Completion Date and requesting the Vendors to extend the Completion Date upto 30th September, 2000 subject to such request having being made before 31st May, 2000, the Vendors shall allow the Purchaser to purchase 151,000 Shares at any time before the 30th September, 2000 subject to the Purchaser paying the additional and increased amount as provided in clause 5.3 set out hereinafter subject however, to the Purchaser having satisfied all other conditions on his part to be fulfilled as set out in clause 3 hereinbefore including the conditions as to the exercising of the Option after the commencement of the Option Period.


5.   Completion
     ----------

5.1 Subject to Clauses 3 and 4 above, upon the Purchaser agreeing to exercise the Option and the Completion shall take place after the 1st day of April, 2000 on or before the Completion Date at Mumbai as under:

(a) the Escrow Agent shall after causing the stamps to be affixed by the Purchaser on the Transfer Deeds, obtain signatures of the Purchaser on the Transfer Deeds in respect of 151,000 Shares transferred by each of the Vendors to the Purchaser.

(b) after obtaining signatures of the Purchaser as aforesaid on the Transfer Deeds the Escrow Agent shall forward the same to the Company with a request to transfer 1,51,000 Shares to the Purchaser from the name of the Vendors to the name of the Purchaser.

(c) the Company shall convene a meeting of the Board and approve transfer of 1,51,000 Shares from the Vendors to the name of the Purchaser and authorise entry of the name of the Purchaser as the registered holder of 1,51,000 Shares in the books and records of the Company including in its register of members and thereafter direct the Share Certificates pertaining to 1,51,000 Shares to be endorsed in the name of the Purchaser and to deliver the Share Certificates to the Escrow Agent with a request to give the same to the Purchaser.

(d) upon receiving the Share Certificates duly endorsed in the name of the Purchaser the Escrow Agent shall deliver the said Share Certificates to the Purchaser and shall hand over the demand drafts received by it from the Purchaser to the Vendors.

5.2 In the event of the Completion not taking place latest by the Completion Date for the failure on the part of the Purchaser to pay the amount set forth in Clause 4, the Escrow Agent shall, unless otherwise directed by the arbitrators, return and deliver the Share Certificates, the Transfer Deeds and resignation letters of the Existing Directors and resignation letters of the Purchaser's nominees and Purchaser's Secondees as may be deposited with the Escrow Agent to the Vendors and return the three Demand Drafts to the Purchaser and in such an event notwithstanding the fact that the Completion shall not have taken place on the Completion Date, the amount paid by the Purchaser to the Vendors as and by way of non-refundable Earnest Deposit shall be retained and by shall stand for failed to the Vendors and the Vendors shall have no liability whatsoever to return or refund the same to the Purchaser.

5.3 Notwithstanding anything contained hereinabove, if requested by the Purchaser the Vendors shall extend the Completion Date not beyond 30th September, 2000 for the Completion to take place on or before that date subject to the condition that the Purchaser shall pay the Purchase Price increased by an additional amount calculated at the rate of 16% p.a. on the Purchase Price of 1,51,000 Shares for the period beginning from 1st July, 2000 until the extended Completion Date and in that event all the provisions, set out in Clause 5.1 shall mutatis mutandis apply for the Completion to take place on such other later date subject, however, to the payment of increased Purchase Price calculated as above said.

5.4 In the event of the Completion taking place on the Completion Date including any later Completion Date, the Vendors and the Existing Directors shall assign transfer and make available to a person nominated by the Purchaser all the technical, administrative and billing contracts pertaining to the domains owned and or hosted by the Company.

6.   Warranties
     ----------

6.1 The Purchaser has entered into this Agreement relying upon the representations and warranties of the Vendor terms of the Warranties as set out in Part 1 of Schedule 5 hereto, and save as of the date of this Agreement, each of the Warranties shall be separate and independent and shall be deemed made whether or not the Purchaser knew or could have discovered (whether by any investigation made by it or on its behalf into the financial affairs of the Company or otherwise) that any of the Warranties has not been complied or carried out or is otherwise untrue or misleading.

6.2 The Vendors have entered into this agreement relying upon the representations and warranties of the Purchaser as to the facts and statements as on the agreement date and more particularly set out in Part II of Schedule 5 of the warranties and each of the warranties shall be separate and independent and shall be deemed made whether or not the vendors knew or could have discovered (whether by an investigation made by any of them or otherwise) that any of the warranties has not being complied with or carried out or is otherwise untrue or misleading.

6.3 Each Party undertakes to disclose to the other Party promptly anything which comes to its notice which is inconsistent with any of its Warranties.

7.   Covenants by the Parties
     ------------------------

7.1 The Parties hereto agree that each of them shall observe and/or perform the following covenants and conditions until the termination of the agreement.

(a)  The Board shall co-opt as a director of the Company the Purchaser nominee;

(b) The Company shall form a management committee nominated by the Purchaser in consultation with Mr. RJ and such management committee shall be incharge of day to day management of the Company.

(c) The Vendors and the Existing Directors shall at the cost of the Company provide and request the Company's auditors and cause the employees to provide support and assistance upto 31st March, 2001 to the Company or as may be reasonably requested by the Purchaser for the management of the Company and conduct of affairs of the Company including for the development of the business.

(d) The Purchaser shall not do any act of commission or omission in respect to the business of the Company which in the opinion of Mr. R J will adversely affect any traffic or value of any of the websites, namely Samachar.com , Khel.com and Khoj.com.

(e) The Vendors and the Existing Directors shall exercise all rights as shareholders and directors consistent with the provisions of this Agreement and shall not do any act of commission or omission which will in any manner adversely affect the implementation of this Agreement and vesting of the rights in the Purchaser.

(f) Each of the Vendors and the Existing Directors hereby undertakes to renew and/or replace from time to time any transfer deed the validity of which shall have expired and shall execute a power of attorney in favour of the Escrow Agent to renew and/or replace the transfer deeds required to be renewed or replaced as aforesaid.

(g) The Purchaser through the Management Committee appointed for the purpose as mentioned in Clause (b) above, shall be free to undertake the business of the Company in the manner the Purchaser considers advantageous and beneficial to the Company and for achieving growth and development of the business. However, the Purchaser shall not, without the written consent of Mr. R.J make any commitment involving any financial outlay exceeding Rs. 50 lakhs and further that in the event of Mr. R.J being of the opinion that such commitment is not necessary to be incurred in the interest of the Company's business and the Purchaser is not agreeable with that view, the Purchaser may nevertheless incur such expenditure subject to the conditions that in the event of the Completion not taking place on the Completion Date, the Purchaser shall assume liability for the same and reimburse to the Company such part of the commitment as shall have already been incurred. The Purchaser shall however, he entitled to refer the matter to arbitrators and establish to the satisfaction of the arbitrator that such financial out lay incurred are in fact reasonable and beneficial to the Company and to the Vendors as Shareholders of the Company and the Vendor have suffered no prejudice by reason of such financial outlays. In such an event, the Purchasers shall not be liable to compensate the Company or the Vendors to the extent the arbitrators decide the matter in the favour of the Purchaser.

8.   Exclusivity and Non Competitions
     --------------------------------

8.1 None of the Vendors shall negotiate with any third party for sale, mortgage, pledge, encumber or dispose of any of the Shares or otherwise create any interest in the shares in any manner whatsoever until 31st December 2000 or such other later date as the Parties agree, except that in the event

(i) that this Agreement shall have been terminated by the Parties by mutual agreement or

(ii) the Completion not taking place on the Completion Date on account of a default of the Purchaser in payment of any money as provided herein.

8.2 None of the Vendors and the Existing Directors shall directly or indirectly undertake or establish or caused to be undertaken or establish any enterprises for undertaking the business in competition with or similar to the business of the Company upto six months after the Completion Date in the event of the Completion taking place and or upto 31st December, 2000 in the event of the Completion not taking place on account of default of the Vendors, except the business of messaging services and software development currently being carried on in the name of Netcore Solutions Private Limited.

9.   Term and Termination
     --------------------

9.1 This Agreement shall become effective from the Agreement Date and shall remain effective and valid until the Completion Date.

9.2 In the event of the Completion not taking place latest by the Completion Date, for failure on the part of the Purchaser in depositing the three bank drafts aggregating Rs 325,43,00,000/- (Rupees Three hundred twenty five crores forty three lacs only) or for any reason not attributable to the Vendors the Escrow Agent shall return the Share

Certificates, the Transfer Deeds, the letters of resignation written by the Existing Directors and the letter of resignation written by the Chief Operating Officer appointed by the Purchaser to the Vendors.

9.3 In the event of the Completion not taking place latest by the Completion Date for any default on the part of the Vendors and subject to the Purchaser having duly deposited the three bank drafts aggregating to Rs 325,43,00,000/- (Rupees Three hundred twenty five crores forty three lacs only) and fulfilled the obligations on his part to be fulfilled, the Escrow Agent shall, unless otherwise agreed to by the Purchaser in writing withhold the delivery of the bank drafts and other documents to the Vendors, till the Vendors duly fulfill their part of the obligation under this Agreement.

10.   Assignment
      ----------

This Agreement and the obligations of the Parties hereto shall enure for the benefit of the Parties and for their respective successors. But neither the Chief Promoter nor the Vendors, nor any of the Existing Directors, nor the Company nor the Purchaser shall be entitled to assign any of its rights, liabilities and obligations hereunder.

11.   Costs and expenses
      ------------------

11.1 Each Party shall pay its own costs in relation to the negotiation leading up to the sale of the Shares and to the preparation, execution and carrying into effect of this Agreement and of all other documents referred to in it.

11.2 The Purchaser shall be responsible for the stamping of the transfer form for transfer of the Shares delivered by the Vendors and for the payment of the relevant stamp duty.

11.3 The Vendors agree to bear all fees and expenses payable in relation to the appointment of the Escrow Agent.

12.   General
      -------

12.1 If any Party hereto consists of more than one person then the liability of those persons in all respects under this Agreement shall be a joint liability of all of those persons and a liability of each of those persons severally.

12.2 No variation, modifications or waiver of any provision of this Agreement nor consent to any departure by any party therefrom, shall, in any event be of any force or effect unless the same shall be confirmed in writing, signed by the Parties, and then such variation, modification waiver or consent shall be effective only to the extent, of which it may be made or given.

12.3 No Failure, delay, relaxation or indulgence on the part of any party in exercising any power or right conferred upon such party in terms of this Agreement shall operate as a waiver of such power or right, nor shall any single exercise of any such power or right preclude any other or future exercise thereof or the exercise of any other power or right under this Agreement.

12.4 If any provisions of this Agreement shall be invalid and not enforceable in accordance with its terms, all the provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provisions shall be and continue to be valid and enforceable in accordance with their terms.

12.5 Each Party to this Agreement shall sign, execute, deliver and register and obtain all such consents as are required and do all deeds and things as may be reasonably required by the other party so as to effectually enable the other party to carry out and give effect to the term and intention of the parties under this Agreement whether before or after completion.

12.6 The parties to this Agreement shall exercise their rights shall cause their representatives and nominees on the Board of Directors of the Company, to do and perform all acts, deeds and things as may be necessary or expedient to give effect to the terms and intent of this Agreement.

12.7  Each of the parties hereto undertakes with the other:-

(a) to perform and observe and to procure that the Company will perform and observe all the provisions of this Agreement;

(b) to take all necessary steps on its part to give full effect to the provisions of this Agreement.

(c) without prejudice to the generality of the foregoing to exercise and procure that every person for the time being representing it will exercise or refrain from exercising any rights of voting at any meeting of the members or of the directors of the Company so as to ensure the passing of any and every resolution necessary or desirable to procure that the affairs of the Company are not conducted contrary to this Agreement and likewise so as to ensure that no resolution is passed which does not accord with such provisions.

12.8 In entering into this Agreement the parties recognise that it is impractical to provide for every contingency that may arise in the course of the performance thereof. Accordingly, the parties declare it to be their intention that this Agreement shall operate between them with fairness and without detriment to the interest of any of them and if in the course of the performance of this Agreement unfairness to any party hereto shall be manifest, they will use their best endeavors to remove the cause or causes of the same.

12.9 Each Party shall bear its own costs of its legal advisor and all other expenses in connection with this Agreement and the completion hereof except as otherwise provided herein.

13.   Conciliation and Arbitration and Claim under Warranty
      -----------------------------------------------------

13.1 In the event of any dispute or difference between the Parties the same shall be resolved by the Parties by conciliation by a sole conciliator appointed by mutual agreement between the Parties to the dispute, and in the event of any failure of the Parties to appoint a common conciliator, by a panel of conciliators, one Conciliator to be appointed by the Vendors and one conciliator shall be appointed by the Purchaser and such two selected conciliators shall jointly appoint a third conciliator to form a panel of three conciliators. The decision of the conciliators may be accepted by the Parties and the Parties shall endeavor to the extent feasible to abide by the decision of the conciliator(s). If, however a Party is dissatisfied or is not willing to accept the decision of the conciliators, or if, the conciliator/s have not been appointed within a period of 30 days from the date on which the Party shall have demanded reference to conciliation, that matter of dispute or difference shall be resolved through arbitration the Vendor shall appoint one arbitrator and the Purchaser shall appoint one arbitrator and such two appointed arbitrators shall then appoint a third arbitrator to form a panel of three arbitrators. The decision given by majority of the arbitrators shall be award of the

Arbitrators and the same shall be final, conclusive and binding upon the Parties.

13.2 The conciliation and the arbitration proceedings shall be conducted in the city of Mumbai in accordance with the provisions of Arbitration and Conciliation Act, 1996 and the language for arbitration shall be English.

14.   Service of notice
      -----------------

14.1 Any notice and any certificate permission consent licence approval or other communication or authorisation to be served upon or delivered or given or communicated to one party hereto by the other (in this Clause called a "communication') shall be in the form of a document in writing, without limitation including fax and telegram

14.2  All communication shall be made

(i) to all the Vendors and the Existing Directors at the following address or to the following fax number:

Addressed to :

(i)   Mr. Rajesh Jain
      Fax No: 91 - 22 - 202 3904

(ii)  Ms. Bhavana Jain
      Fax No: 91 - 22 - 202 3904

(iii) C. M. Jain Impex & Investments Private Limited
      Fax No: 91 - 22 - 202 3904

      for the attention of:  Mr.C.M.Jain

(ii)  to the Purchaser at the following address or to the following fax number:
Address: II Floor, 1-8-303/36, Mayfair Centre, S.P Road, Secunderabad 500 003 Fax Number: 91 - 44 - 432 6295
For the attention of :  Mr.T.R.Sanathanakrishnan

(iii) to the Company at the following address or to the following fax number:
Address: 304, Tulsiani Chambers, 212, Nariman Point, Mumbai - 400 021.
Fax Number :  91 - 22 - 202 3904
For the attention of : Mr.C.M.Jain

14.3 All communication shall be delivered by hand during Business Hours or sent by fax, telegram or sent by registered post (where possible by airmail).

14.4 A communication shall have effect for the purpose of this Agreement and shall be deemed to have been delivered to and received by the party to whom it was addressed:

14.4.1 if delivered by hand upon receipt by the relevant person for whose attention it should be addressed as provided above, or upon receipt by any other person then upon the premises at the relevant address who reasonably appears to be authorised to receive post or other message on behalf of the relevant party;

14.4.2 if sent by fax upon the transmission of the communication to the relevant fax number and the receipt by the transmitting fax machine of an answer-back code showing that the fax message has been received properly by the fax code showing that the fax machine to which it was transmitted; and

14.4.3 if sent by telegram twenty four hours after the text of the cable has been given to the relevant telegraph company or other authority for transmission unless before the expiry of that period an advice of inability to deliver is received by the party making the communication;

14.4.4 if sent by registered post seven days from the date upon the registration receipt provided by the relevant postal authority.

14.5 Each Party shall be obliged to send a communication to the other in accordance with this Clause notifying any charges in the relevant details set out in the second paragraph of this Clause, which details shall then be deemed to have been amended accordingly.

14.6 Any communication received by the Chief Promoter shall be deemed to have been received by all the Vendors.

                               LIST OF SCHEDULES
                               -----------------

  Serial No.        Schedule Number                  Particulars                    Page Nos.
--------------------------------------------------------------------------------------------------
     1           Schedule 1              List of Members and their                     24
                                         Shareholding
--------------------------------------------------------------------------------------------------
     2.          Schedule 2              List of Directors                             25
--------------------------------------------------------------------------------------------------
     3.          Schedule 3              Websites and domains owned by the             26
                                         Company
--------------------------------------------------------------------------------------------------
     4.          Schedule 4              Escrow Agent Letter                         27 - 29
--------------------------------------------------------------------------------------------------
     5.          Schedule 5              Warranties                                  30 - 39
--------------------------------------------------------------------------------------------------
     6.          Schedule 6              Resolution passed by Board of                 40
                                         Directors of the Purchaser
--------------------------------------------------------------------------------------------------
     7.          Schedule 7              Resolution passed by Board of               41 - 42
                                         Directors of the Company
--------------------------------------------------------------------------------------------------
     8.          Schedule 8              Resolution passed by Board of                 43
                                         Directors of C. M. Jain Impex  &
                                         Investments Private Limited
--------------------------------------------------------------------------------------------------

                                   SCHEDULE 1
                   INDIAWORLD COMMUNICATIONS PRIVATE LIMITED
                    LIST OF MEMBERS AND THEIR SHAREHOLDINGS


 Sr     Name of the Share Holders and       No. of      Distinctive Nos.   Particulars    Price              Remarks
 .      Address                             Shares      To    From         of Shares
 N                                                                         being sold
 o.                                                                        in
                                                                           Agreement
-------------------------------------------------------------------------------------------------------------------------
 1   C. M. JAIN IMPEX & INVESTMENTS       150,000            1-24000       1,50,000       3,232,748,344.37    Acting as
     PVT. LTD.                                           24501-45000                                          Vendors
     304, Tulsiani  Chambers, 212,                       55001-85000
     Nariman Point, Mumbai 400 021                       90001-123000
                                                        130001-150000
                                                        170001-190000
                                                        197501-200000
-------------------------------------------------------------------------------------------------------------------------
 2   RAJESH C. JAIN                        20,000       150001-170000           500      10,775,827.81        Acting as
     C-51 Siddhartha Building, 21                                                                             Vendor
     Nepean Sea Road, Mumbai - 400 036
-------------------------------------------------------------------------------------------------------------------------
 3   C.M. JAIN                              7,500       190001-197500             -                           Not
     C-51 Siddhartha Building, 21                                                                             acting as
     Nepean Sea Road, Mumbai - 400 036                                                                        Vendor
-------------------------------------------------------------------------------------------------------------------------
 4   PUSHPA C. JAIN                         7,500         24001-24500             -                           Not
     C-51 Siddhartha Building, 21                       123001-130000                                         acting as
     Nepean Sea Road, Mumbai - 400 036                                                                        Vendor
-------------------------------------------------------------------------------------------------------------------------
 5   C.M. JAIN HUF                          5,000         45001-50000             -                           Not
     C-51 Siddhartha Building, 21                                                                             acting as
     Nepean Sea Road, Mumbai - 400 036                                                                        Vendor
-------------------------------------------------------------------------------------------------------------------------
 6   NEETA C. JAIN                          5,000         50001-55000             -                           Not
     C-51 Siddhartha Building, 21                                                                             acting as
     Nepean Sea Road, Mumbai - 400 036                                                                        Vendor
-------------------------------------------------------------------------------------------------------------------------
  7  BHAVANA R. JAIN                        5,000         85001-90000           500      10,775,827.81        Acting as
     C-51 Siddhartha Building, 21                                                                             Vendor
     Nepean Sea Road, Mumbai - 400 036
-------------------------------------------------------------------------------------------------------------------------
                                          200,000                          1,51,000   3,254,300,000.00
-------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2
                                   ----------
1. Website owned by IndiaWorld Communications Private Limited is www.indiaworld.co.in
     --------------------

2.   Domains owned by IndiaWorld Communications Private Limited, as under:

----------------------------------------------------------------------------------------------------------
Samachar.com            ManPasand.com             Dosti.com                   Khojnet.com
----------------------------------------------------------------------------------------------------------
Khoj.com                IndiaLine. com            Ghar.com                    IndiaTradePoint. Com
----------------------------------------------------------------------------------------------------------
Bawarchi.com            IndiaVotes.com            Manoranjan.com              Classifindia.com
----------------------------------------------------------------------------------------------------------
Khel.com                IndiaTravelog.com         Vasool.com                  MyToday.com
----------------------------------------------------------------------------------------------------------
Dhan.com                Itihaas.com               Samachargifts.com
----------------------------------------------------------------------------------------------------------
Nagar.com               Iwnetwork.com             IndiaMagic.com
----------------------------------------------------------------------------------------------------------

                                   SCHEDULE 3
                                   ----------

                 M/S. INDIAWORLD COMMUNICATIONS PRIVATE LIMITED
                 ----------------------------------------------

                               LIST OF DIRECTORS
                               -----------------


                     Particulars                           Date of Appointment
----------------------------------------------------------------------------------------
 1   Mr. Rajesh C. Jain (Director) (Managing      July 21st, 1992
     Director)                                    July 4th, 1996
----------------------------------------------------------------------------------------
 2   Mr. C.M. Jain                                January 16th, 1995
----------------------------------------------------------------------------------------
 3   Mrs. Pushpa C. Jain                          July 21st, 1992
----------------------------------------------------------------------------------------

                                  SCHEDULE 4

                              ESCROW AGENT LETTER

1.  We, all the under signed request you

    (i) to receive on or before 30th September, 2000 (the "Completion Date") for safe custody and holding to the order of the undersigned jointly except as otherwise provided in paragraph 2 set out hereinafter

    (a) ______________ Share Certificates (the "Share Certificates") in respect of 1,51,000 Equity Shares (the "Shares") issued by IndiaWorld Communications Private Limited (the "Company"), particulars whereof are given in Schedule 1

    (b) Transfer Deeds (the "Transfer Deeds") executed by the holders of the Shares whose names are also given in Schedule 1 (the "Vendors") or new transfer deeds in replacement thereof executed by their Agent namely :
         Satyam Infoway Limited ("SIL") (SIL acting through its authorised representative who shall have been authorised pursuant to resolution of its Directors on the lines of Schedule 2 to act on behalf of SIL).

         (the Share Certificates and the Transfer Deeds are collectively referred to as the "Documents")

    (c) Three Powers of Attorney (on lines of the draft given in Schedule 3) given by the Vendors in favour of SIL (SIL acting through its authorised representative) authorising SIL to execute new Transfer Deeds and deposit the same in replacement of those transfer deeds whose validity shall have expired.

    (d) Three Demand Drafts issued by Bank for aggregating amount of Rs. 325,43,00,000 (Rupees Three hundred twenty five crores forty three lakhs) delivered by SIL in the name of the Payees mentioned in Schedule 1.

    (e) A resolution passed at a meeting of the Directors of the Company on the lines of the draft given in the Schedule 4 approving and directing registration of the transfer of the Shares with effect from the date therein mentioned in favour of SIL (which shall not be later than the Completion Date)

    And hold the aforesaid Documents until the Completion Date unless otherwise requested by all the undersigned.

    (ii) On the Completion Date or earlier but not before 1st April, 2000 (if agreed by all the undersigned) you shall hand over (a) Transfer Deeds and the Share Certificates and the resolution referred to in (i) (e) above to SIL, and (b) Three Demand Drafts to the Vendors

2. Within 30 days after the Completion Date, you will return the Documents to the persons who deposited the same with you unless all the undersigned jointly request you to hold the documents for a further specified period and you also agree to the same. Your action in this respect will not be challenged by anyone or all of us.

3. You will be paid a fees of Rs.6.5 lakhs for rendering the above services as under:
    Rs.1.5 lakhs on execution of this agreement
    Rs.5 lakhs by 31st March, 2000 or on receipt or instructions to release documents from safe custody, whichever is earlier.

4. In the event if any dispute between the parties, We all hereby severally and/or jointly agree that you will not be made party to any suit/proceedings except as necessary or proforma party and no relief will be sought against you.

5. All the Vendors severally and jointly agree to pay you/reimburse you for any costs, expenses that you incur or might incur on being impleaded as necessary party or proforma party. Further, we all severally and/or jointly hereby undertake to indemnify you for any loss, costs, expenses, damages etc., that you suffer or incur or might suffer or incur as a consequence of or for reasons associated with your holding the Documents in safe custody or returning or passing on the

    Documents and that we shall severally and/or jointly pay you the same forthwith on your first demand without demur.

6. In the event of any future instructions being unclear in your opinion, you shall revert to both the parties to get the instructions clarified. Should the lack of clarity persist, you will not carry out any such unclear instructions. For such non performance, we hereby jointly and severally declare that you will not be liable for any loss, damages or injury suffered by any or all of us in relation to or as a consequences of your holding the Documents or returning or passing on the Documents and also on your not parting with the Documents.

7. Besides, you are also entitled to a fee of Rs. 3,000 per day of holding the Documents if you have to hold the same beyond the Completion Date due to any order of the Court/Judicial/Quasi judicial body.

8. You are also entitled to exercise lien on the Documents till your fees/charges etc., are paid in full.

9. All the instructions as aforesaid shall be given by the undersigned in writing

The above instructions may be modified or revoked only by all the undersigned advising you about the same and except of the aforesaid these instructions are irrevocable.


Note:  Schedules to the Escrow Agent Letter are not annexed to this Agreement

                                  SCHEDULE 5
                                  ----------

                                    PART I

Vendors Warranties
------------------

The Vendors represents and warrants to Purchaser as follows:

1. One of the Vendors is a Company with limited liability duly incorporated and existing under the laws of India and has the power and authority to enter into this agreement and to consummate the transactions contemplated herein.

2. The execution and delivery of this agreement and performance of the transactions contemplated herein have been duly and effectively authorised to the extent required by applicable Laws. The Company and each of the Vendors have the full legal capacity, right, power and authority, without the consent of any other person, to execute and deliver this Agreement, and tocarry out the transactions contemplated hereby.

3. Neither the execution, delivery nor performance of this agreement by the Vendors nor the consummation of the transactions contemplated by this agreement will:

     (i) Conflict with, or result in a breach, violation or default of any provisions of the memorandum of association or articles of association of the Company; or

     (ii) result, with or without the lapse of time, in a breach of any of the terms or provisions of, or constitute a default under, any mortgage, licence, permit, agreement or any other instrument affecting Purchaser or by which Purchaser may be bound; or

     (iii) violate any law, order, judgement, decree, statute, rules or regulation applicable to Vendor, of any Governmental authority

     (iv)  restrict the ability of the Company to carry on its business, or

     (v) violate, contravene, breach or conflict with any provision of and constitute a default under, any other agreement or instrument to which the Company and/or the Vendors are parties or by which they or their property or assets may be bound.

4. The Vendors have not concealed any relevant and material fact or information from Vendors, which materially and adversely affects the business prospects.

5. The Vendors have all necessary permits, licences and governmental authorisations required by it for the purpose of its Business under all applicable laws and in particular all permissions and authorisations.

6. The authorised capital of the Company is 50,00,000 equity shares of the face value of Rs 10 each and the issued and outstanding capital of the Company is 2,00,000 equity shares with a face value of Rs.10 each. All the shares of the Company have been duly authorised, validly issued and are fully paid. None of the shares have been issued in violation of any preemptive rights. There are no restrictions affecting the transferability of any portion of the shares except as disclosed to the Purchaser. There are no outstanding options, rights including pre-emption rights, warrants, conversion rights or other agreements or commitments to which the Company or any or all of the Vendors is/are a party or by which either is bound, providing for the issuance of additional shares of the capital of the Company or for any other adjustment, purchase or transfer affecting the capital. There are no rights in or claims possessed by any person against the Company, either now or at any future date and whether contingent or not, to compel such an issuance, adjustment or transfer.

7. There are no mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the issued share capital of the Company nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

8. As of the date hereof, the Vendors are, and at the Completion date shall be, the legal and beneficial owners and they shall have good and indefeasible title to all the shares agreed to be sold and transferred to the Purchaser in terms of this Agreement free and clear of any liens, encumbrances, security interests, restrictive agreements, transfer restrictions, voting trust arrangements, claims or imperfections of any nature whatsoever.

9. The assets of the Company have been insured in accordance with good commercial practice. Such insurance policies are complete, correct and are currently in full force and effect and nothing has been done or omitted to be done which could make such insurance policies void or voidable and there is no claim outstanding under any such policy.

10. The Company has filed or caused to be filed all necessary information, notices, computations and returns including tax returns which ought to have been made during the previous financial years to the relevant authorities and has paid all the amounts assessed/directed by such authorities including all taxes. All such information, notices, computations and returns submitted to the relevant authorities are true and accurate and are not the subject of any dispute nor are likely to become the subject of any dispute with those authorities.

11. The Company has observed and performed all the terms and conditions on its part to be observed and performed and fulfilled all of its commitments under all of its contracts of material nature or involving substantial financial outlay.

12. The Company has not taken any loan or advances or credit facilities from any bank, institution or others for the business of the Company and has not given any corporate guarantee or assurance for any such loans, advances or credit facilities given to any other person except the loan availed by the Company from Intel Pacific Inc. upon terms and conditions more particularly set out in the Website Development Agreement entered into by the Company with Intel Pacific Inc.

13. The Balance Sheet and Profit and Loss Account as at March 31, 1999 (including the notes on accounts and other papers forming part of the Annual Accounts) and the provisional accounts as at November 19, 1999:-

     (a) have been prepared in accordance with general accounting principles applicable in India and gives a complete, accurate, true and fair view of the state of affairs of the Company;

     (b) contains either provisions adequate to cover, or full particulars in notes, of all taxation (including deferred taxation) and other liabilities (whether quantified, contingent or otherwise) of the Company as at that date;

     (c) are not affected by any unusual or non-recurring items or by any contract or arrangement which is not of an arm's length nature.

     All the accounts, books, ledgers, financial and other records, of whatsoever kind of the Company are in its possession and give a true and fair view of its financial position.

14. Since the date of the Provisional Balance Sheet as on November 19, 1999 the business of the Company has been carried on in the ordinary course and there has been no material adverse change in the assets and liabilities of the Company.

15. The book debts and outstanding to the Company as shown in the aforesaid Balance Sheets are good.

16. Except for the Company's right in software which cannot be transferred, the Company has good and marketable title to all properties and assets as disclosed in the said Balance Sheets. Except as aforesaid, all such properties and assets are free and clear of mortgages, pledges, liens or other encumbrances.

17. All accounts receivables of the Company are good and will be paid as when they fall due and payable.

18. The Company has not, and until the date of this Agreement will not have, liabilities or obligations of any nature, whether absolute, accrued, contingent or other wise, matured or unmatured, other than those shown in the aforesaid Balance Sheets except those which may be incurred in the ordinary course of business after the date of this agreement.

19. There are no other employment contracts with (i) a contract period which cannot be terminated with notice not longer than three months, and/or (ii) a monthly remuneration amount exceeding Rs 5,00,000 and/or (iii) a severance payment exceeding three monthly salaries. Number of employees of the Company is restricted to 15.

20. There are no outstanding liability of the Company in regard to provident fund, pension fund or other employee welfare funds which are required to be maintained by the Company under law, there are no other such funds maintained by the Company.

21. Save and except for the arbitration proceedings in regard to shares procured by the Company through the sub-broker Viraj Corporation (Vyaj Badla Proceedings) wherein the loss, if any, to the Company is not likely to exceed Rs 10,00,000/- (Rupees Ten Lacs only) there are no disputes, litigation or arbitration proceedings, before any Court or other authority, now pending or threatened by or against or affecting the Company or any of its property or right. There are also nothing which is likely to give rise to any such dispute, litigation or arbitration. Further, the Company is not the subject of any investigation or inquiry by any governmental, administrative or regulatory body nor is any such investigation or inquiry threatened.

22. No corporate action nor any other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution, administration or reorganisation of the Company or for the appointment of a receiver, administrator or similar officer of it or of any or all or part of its assets or undertaking.

23 No activities of the Company infringe or are likely to infringe any intellectual property rights of any third party and no claim of substantial amount has been made against the Company in respect of any infringement. All rights, title and interest in the Portal www.indiaworld.co.in and the
                                                  --------------------
     Domains listed in Schedule 2 to the Agreement exclusively and absolutely vest in the Company and no other persons including any of the Vendors or the employees of the Company have any right, title or interest in them.

24. The Company has not done anything in respect of which any product/service liability of substantial amount claim is outstanding or has been made prior to the date of this Agreement.

25. The Company is not a party to any agency or management agreement or to any contract which restricts its freedom to carry on its business in any part of the world in any manner as it thinks fit.

26. The Company is not in default involving substantial amount under any agreement to which it is a party. The Company is not a party to any agreement or other corporate restrictions which materially or adversely affects the business, property or operation, present or proposed, or the condition, financial or other wise of the Company.

27. The Company has not given any guarantee or warranty, or made any representations, in respect of goods or services supplied or contracted to be supplied by it or accepted any liability or obligation that would apply after any of these goods or services had been supplied by it.

28. Save and except the arrangement the Company has with C.M. Jain Consultants Private Limited for certain services at a monthly fee of Rs 40,000 and Netcore Solutions Private Limited neither the Company, the Vendors nor any of its/their affiliates owns an equity interest in any corporation, firm or other entity which is:

     (a) A customer or lessee of the Company;

     (b) A supplier or lessor of the Company;

     (c) A competitor of the Company.

29. Save and except the employment contract of three directors there are no contracts- or agreements between the Company and any of its directors or between the Company and any of the relatives of directors.

30. The register of members and other statutory books and registers of the Company have been properly kept and contain an accurate and complete record of the matters with which they should deal and no notice or allegation that any of them is incorrect or should be rectified has been received or made.

31. The Company had no capital commitments outstanding at the Last Accounts Date and the Company has not since then incurred or agreed to incur any capital expenditure or commitments or dispose of any capital assets save and in the normal and ordinary conduct of its business activities.

32. There are no liabilities (including contingent liabilities) which are outstanding on the part of the Company other than those liabilities disclosed in the Last Accounts or incurred, in the ordinary and proper course of trading, since the Last Accounts Date.

33. There is no outstanding in respect of the Company in connection with any guarantee, or agreement for indemnity or for suretyship given by, or for the accommodation of the Company.

34. All returns, computations and payments which should be or should have been, made by the Company for any Taxation purpose have been made within the requisite periods and are upto-date, correct and on a proper basis.

35. The Company has duly deducted and accounted for all amounts which it has been obliged to deduct in respect of Taxation including by deducing tax, as required by law, from all payments made, or treated as made, to its employees or former employees, agents etc.

36. The Company is not, nor will it become, liable to pay or make reimbursement or indemnity in respect of any Taxation (or amounts corresponding thereto) in consequence of the failure by any other person to discharge that Taxation within any specified period or otherwise, where such Taxation relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) on or prior to the date of this agreement.

37. The Company is not, nor has it agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association, except those in the case of indiatravellog.com and manoranjan.com.

38. There is no dispute with any revenue or other official department in relation to the affairs of the Company, and there are no known facts which may give rise to any such dispute.

39. There are no claims pending or threatened, or capable of arising, against the Company, by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance.

40. The Company has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations.

41. No power of attorney outside the normal course of business given by the Company is in force. There are no outstanding authorities (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of the company.

42. The company is not nor will it with the lapse of time become in default in respect of any obligation or restriction binding upon it.

43. The Company is not under any legal or moral liability or obligation or a party to any ex-gratia arrangement or promise, to pay pensions, gratuities, superannuation allowances or the like, or otherwise to provide `relevant benefits' to or for any of its past or present officers or employees or their dependents and there are no retirement benefit, or pension or death benefit, or similar schemes or to which the company contributes except the schemes approved by the authorities.

44. There are no other material facts or circumstances in relation to the assets, business or financial condition or the company, which, if disclosed, might reasonably have been expected to affect the decision of the purchaser to enter into this agreement.

45. Until the completion date the Vendors for self and also on behalf of the Company irrevocably undertake to ensure that -

     (a) The Company shall not alter its Memorandum and Articles of Association without the prior written consent of the Purchaser.

     (b) The Company shall not issue any rights or bonus shares and debentures without the prior written consent of the Purchaser.

     (c) The Company will not give effect to a reduction of share capital or go into liquidation and shall not sell, dispose off or alienate its assets to a material extent and shall ensure that its assets are in good condition.

     (d) Minute books, Books of accounts, Common Seal, Statutory Books and records and other papers and documents of every nature and description are properly and safely kept by the company.

     (f) the Vendors shall exercise its rights as shareholders of the Company in trust for the implementation of this Agreement and achieving the transfer of the shares as per the terms of this Agreement

46. The Vendors undertakes to indemnify the Company and the Purchaser fully against any loss, damages or other consequences which the Company and/or the Purchaser may suffer or incur by any reason of any of the representations warranties and declaration set out being incorrect in any material particulars.

47. In the event of any further or other liabilities of any nature whatsoever, including liabilities by way of excise duty, sales tax, income tax, customs duty and industrial and economic and corporate laws etc. and any penalties thereupon arising or being discovered or in the event of the Company being required to meet the contingent liabilities other than those disclosed in the Balance sheet as at November 19, 1999 the Vendors undertakes to meet and pay the same and to keep the Company and the Purchaser safe, harmless and indemnified.

                                    Part II
                                    --------

Purchaser's Warranties
-----------------------

The Purchaser represents and warrants to the Vendor as follows:

1. The Purchaser is a limited liability company duly organised, validly existing and in good standing, as applicable under the laws of India. It is duly qualified and licenced to do business in each relevant jurisdiction and has all requisite corporate power to carry on its business as it is now being conducted.

2. The execution and delivery of this agreement and performance of the transactions contemplated herein have been duly and effectively authorised to the extent required by applicable Laws.

3. Neither the execution, delivery nor performance of this agreement by the Purchaser nor the consummation of the transactions contemplated by this agreement will:

     (i) Conflict with, or result in a breach, violation or default of any provisions of the Memorandum of Association or Articles of Association of Purchaser; or

     (ii) result, with or without the lapse of time, in a breach of any of the terms or provisions of, or constitute a default under, any mortgage, licence, permit, agreement or any other instrument affecting Purchaser or by which Purchaser may be bound; or

     (iii) violate any law, order, judgement, decree, statute, rules or regulation applicable to Purchaser.

     (iv) violate any order, writ, injunction, decree or judgement of any court or governmental agencies,

     (v) violate, contravene, breach or conflict with any provision of and constitute a default under, any other agreement or instrument to which the Purchaser is a party or by which its property or assets may be bound.

4. The Company and each of the Vendors have the full legal capacity, right, power and authority, without the consent of any other persons, to execute and deliver this Agreement, and to carry out the transactions contemplated hereby.

5. All acts, conditions and things required to be done, fulfilled and performed including obtaining of all licenses, permits, approvals, consents, exemptions and other actions required to be taken under all applicable laws in order (a) to enable it to lawfully enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement and (b) to ensure that the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable in accordance with its terms have been duly and properly taken.

6. The Purchaser is in full and complete compliance with all laws, rules and regulations applicable to it. No claim, inquiry, investigation or other proceedings have been or is threatened to be instituted against the Purchaser for non-compliance with the above.

7. The Purchaser has not concealed any relevant and material fact or information from Vendors which materially and adversely affects the business prospects.

                                   SCHEDULE 6

         Draft of the Resolution to be passed by Satyam Infoway Limited

RESOLVED THAT:

(a) The approval of the directors be and is hereby accorded to the purchase of 151,000 Equity Shares of Rs. 10/- each of IndiaWorld Communication Private Limited (the "Vendors") from the persons as mentioned herein below:

Sr. No.       Name of vendor                     No. of the shares to be
                                                 purchased



at or for the price of Rs. ___/- and upon such other terms and conditions as may be agreed for and on behalf of the Company by the authorised officials whose names are mentioned herein below and the Vendors.

(b) The draft of the Share Purchase Agreement tabled at the meeting be and is hereby approved for purchasing the 151,000 shares referred to above from the aforesaid vendors with the liberty to the authorised officials mentioned hereinbelow to agree to do such modifications and changes as may be considered appropriate by them in consultation with the vendors.

(c)  Each of Mr. ________________, ________________ and ________________ be and
is hereby severally authorised to finalise the purchase of the 49,000 shares as aforesaid and on such other terms and conditions as may be finalised between themselves (any of them acting severally) with the vendors and to sign, execute and deliver the Share Purchase Agreement, the transfer deeds and to pay the purchase price to the vendors including to pay the stamp duty for the purpose of completing the same and to do such acts, deeds, and things as may be required for the purpose.

                                   SCHEDULE 7

   Draft of the Resolution to be passed by IndiaWorld Communications Private
                                    Limited

A.   RESOLVED THAT:

(a) The directors do hereby note and acknowledge that the present shareholders of the Company namely ________________, ________________, ________________,
     ________________, ________________ and ________________ have informally advised the Company that they are in the process of selling and or transferring ________________ equity shares of Rs.10/- each held by them in the Company to Satyam Infoway Limited and that the Company should be made a party to the agreement to be made between the said shareholders and the said purchaser as and by way of acknowledging the Company of the obligations to be discharged by the Company to complete the sale and transfer of the said shares including as to the obligations of the Company for registering the transfer of the said shares.

(b) The Company do hereby approve the execution of the said agreement on behalf of the Company for the reasons aforesaid.

(c)  Each of 1.________________, 2.________________, 3.________________,
     4.________________ be and is hereby severally authorised to sign, execute and deliver the Share Purchase Agreement and do all such other acts, deeds and things as may be required for the purpose.

B.   RESOLVED THAT:

(a) The transfer of the ________________ shares by the following shareholders namely ________________, ________________, ________________,
     ________________, ________________ and ________________ to and in favour of
     Satyam Infoway Limited be and is hereby approved and that the share certificates bearing numbers mentioned hereinbelow:

Sr. No.  Share certificate no.  No. of the shares comprised in  Distinctive nos.
                                     the share certificate
be and are hereby endorsed in the name of the aforesaid purchaser evidencing registration of the transfer of the aforesaid shares by the Company.

(b)  Each of Mr. ________________, Mr. ________________ and Mr.________________
be and is hereby authorised to endorse registration of the transfer of the aforesaid shares in the name of the aforesaid purchaser and make entry thereof in each of the aforesaid share certificates and return the share certificates to the Escrow Agent for being delivered to the purchaser.

                                   SCHEDULE 8


 Draft of the Resolution passed by C.M.Jain Impex & Investments Private Limited
 ------------------------------------------------------------------------------


RESOLVED THAT:

(a) The proposal to grant option to Satyam Infoway Limited to purchase 1,51,000 equity shares of Rs.10/- held by the Company in IndiaWorld Communication Private Limited to be effective only from April 1, 2000 in consideration of payment by Satyam Infoway Limited non-refundable Earnest Deposit of Rs. ____________ to the Company be and is hereby approved and in the event of the option being exercised by the purchaser the directors do hereby approve to sell the ____________ shares held by the Company in IndiaWorld Communications Private Limited as mentioned hereinafter.

(b) The proposal of the sale of _________________ equity shares of Rs.10/- held by the Company in IndiaWorld Communication Private Limited, Satyam Infoway Limited at a price of Rs. ______________/- per share by be and is hereby approved broadly on the terms and conditions set out in the Share Agreement for option of purchasing shares and upon such other terms and conditions as may be finalised by an between the aforesaid purchase and the Company's authorised representatives authorised for this purpose hereinafter.

(c)  Each of Mr. __________________, Mr.___________________ and Mr.____________
     be and is severally authorised to sign, execute and deliver the following agreement for option to purchase shares and transfer deeds and of such deeds, documents and rights as may be required and together with receipt of purchase price to be received by the Company.

IN WITNESS WHEREOF, the Parties hereto have signed and executed and/or caused to be signed and executed this Agreement on the date first above mentioned.

SIGNED AND DELIVERED By                         )
1.Mr. Rajesh Jain                               )
2.Ms. Bhavana R.Jain                            )
3.Mr. C. M. Jain, the Director                  )
of C. M. Jain Impex & Investments               )
Private Limited                                 )
the Vendors withinnamed                         )
in the presence                                 )


SIGNED AND DELIVERED                            )
on behalf of  Satyam Infoway                    )
Limited, the   Purchaser                        )
withinnamed by the hand of                      )
Mr. ______________                              )
its duly authorised official in the             )
presence of..                                   )

SIGNED AND DELIVERED                            )
on behalf of  IndiaWorld Communications         )
Private Limited                                 )
the Company withinnamed, by the                 )
hand of ___________  ,                          )
its Director in the                             )
the presence of                                 )


SIGNED AND DELIVERED                            )
By                                              )
1.Mr. Rajesh Jain                               )
2.Mr. Chandanmal Jain                           )
3.Ms. Pushpa C. Jain                            )
Directors in the presence of                    )

                                    -------------------------------------
                                    DATED THIS 29th DAY OF November, 1999
                                    -------------------------------------


                                    By and between


                                    (1)  MR. RAJESH JAIN and Others
                                    (2)  SATYAM INFOWAY LIMITED;
                                    (3)  MR. RAJESH JAIN; and
                                    (4)  INDIAWORLD
                                         COMMUNICATIONS PRIVATE
                                         LIMITED



                                    -----------------------------
                                       AGREEMENT FOR OPTION TO
                                           PURCHASE SHARES
                                    -----------------------------


                                    -----------------------------
                                    DAVE & GIRISH & CO.
                                    Advocates
                                    1ST Floor, Sethna Building,
                                    55, Maharshi Karve Road,
                                    Marine Lines,
                                    Mumbai -400 002.
                                    -----------------------------